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                               SUBLEASE AGREEMENT

1.  PARTIES

This Sublease (the "Sublease"), dated January 7, 2003 is made by and between The Dialog Corporation, a Delaware corporation, successor by merger to Newsedge Corporation, a Delaware corporation, ("Sublessor"), and Morris Medical, Inc., a Texas corporation ("Sublessee").

2.  MASTER LEASE

On May 26, 1999, Red Sea Group Addison, L.P., as Landlord ("Lessor") entered into a lease ("Mastery Lease") with Sublessor, whereby Lessor leased to Sublessor 1,720 rentable square feet of space ("Premises") in that certain building ("Building") known as Addison Plaza, located at 16200 Addison Road, Addison, Texas.

A true and complete copy of the Master Lease is attached hereto as Exhibit A and except as otherwise provided in Section 11 hereof made a part hereof

Any capitalized term used herein and not otherwise defined shall have the meaning given to it in the Master Lease. To the extent any term or condition of this Sublease conflicts with any term or condition of the Master Lease, as between Sublessor and Sublessee (but not as between Lessor and Sublessor), this Sublease shall govern.

3.  SUBLET SPACE

3(a) Demise of Sublet Space and Use of Common Areas. Sublessor hereby subleases the Premises to Sublessee (as shown on Exhibit B attached hereto) and all improvements and fixtures contained therein as of the execution of this Sublease (the "Sublet Space"), on the terms and conditions set forth in this Sublease, together with the right to use, to the extent such right is extended to Sublessor pursuant to the terms of the Master Lease, in common with others, such portions of the lobbies, elevators and other public portions of the Building as may be necessary for access to the Sublet Space.

3(b) Condition of Sublet Space. Sublessor shall deliver the Sublet Space to Sublessee on the Commencement Date (as such term is hereinafter defined) "as is" and "where is," in broom-clean, condition, with the improvements made pursuant to Article 10 hereof

3(e) Maintenance of Sublet Space. Compliance with Laws. End of Term.

Sublessee shall maintain the Sublet Space in good condition and repair and shall return the same to Sublessor after the Expiration Date (as defined in Section 6 hereof) in the same condition as they are delivered to Sublessee on the Commencement Date, normal wear and tear and casualty not caused by Sublessee excepted.

During the term of this Sublease, Sublessee shall comply with all applicable laws, ordinances,


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rules and regulations of any governmental authorities regarding the Sublet
Space, provided that Sublessee shall have no responsibility to cure any violation of laws, ordinances, rules and regulations existing prior to the Commencement Date.

4.  FURNITURE

Sublessor hereby grants to Sublessee, without charge, the right to use, during the Sublease Term, the furniture located in the Sublet Space as of the execution date of this Sublease (the "Furniture"). In addition to any other rights and remedies available to Sublessor under this Sublease or the Master Lease, Sublessor may revoke this license at anytime during the Sublease Term if Sublessee is its default hereunder beyond applicable grace and cure periods. On the Expiration Date, provided that Sublessee is not in default hereunder, Sublessor shall be deemed to have conveyed to Sublessee, without charge, all of its right, title and interest in, and to the Furniture. The Furniture will be conveyed to Sublessee in its "as is" condition on the Expiration Date. Sublessee shall pay all sales tax, if any, imposed upon Sublessor by any governmental authority in connection with the transfer of the Furniture by Sublessor to Sublessee. On or before the Expiration Date, Sublessee shall be solely responsible for the removal from the Sublet Space, at its sole cost and expense, of the Furniture and all other movable property, furniture, furnishings and trade fixtures furnished by or at the expense of Sublessee, other than those affixed to the Sublet Space which are not required to be removed by the Sublessor pursuant to the terms of the Master Lease.

5.  REPRESENTATIONS BY SUBLESSOR AND SUBLESSEE

Sublessor represents to Sublessee:

i. that it is duly incorporated and validly existing corporation under the laws of incorporation as stated in this Sublease;

ii. that the individual signing on behalf of Sublessor has the power and authority to so execute;

iii. that the Master Lease has not been amended or modified and is in full force and effect; and

Sublessee represents to Sublessor

i. that it is duly incorporated and validly existing corporation under the laws of incorporation as stated in this Sublease;

ii. that the individual signing on behalf of Sublessee has the power and authority to so execute; and

iii. that the financial statements provided to Sublessor in connection with this Sublease are true, complete and accurate in all material respects.



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6.   TERM

The term of this Sublease (the "Sublease Term") shall commence on the later of
(i) February 1, 2003 or (ii) the date the consent required pursuant to Section 15 hereof. bias been delivered by Sublessor to Sublessee ("Commencement Date") end, unless sooner terminated as provided herein, shall end at midnight on June 29, 2004 (the 'Expiration Date"), subject to the terms of the Master Lease.

If Sublessor is unable to give possession of the Sublet Space on the Commencement Date hereof for any reason, Sublessor shall not be subject to any liability for failure to give possession on said date and the validity of this Sublease shall not be impaired under such circumstances, except as provided in
Section 15 herein, nor shall the same be construed to extend the term of this Sublease, but the rent payable hereunder shall be abated (provided Sublessee is not responsible for Sublessor's inability to deliver possession) until after Sublessor shall have given Sublessee notice that the Sublet Space is available for Sublessee's occupancy and shall have delivered possession of the Sublet Space to Sublessee.

7.   RENT/SERVICES & UTILITIES

7.1 Sublease Base Rent: Sublessee shall pay to Sublessor without deduction, setoff, notice or demand, at the following address: The Dialog Corporation, 11000 Regency Parkway, Suite 10, Cary, North Carolina 27511, attention: Jeff Oehler, or at such other address as Sublessor may from time to time designate by written notice to Sublessee, base rent ("Monthly Base Rent") in the amount of $1,576.67.

Monthly Base Rent is inclusive of electric, subject to the terms of the Master Lease. The Monthly Base Rent shall be payable on a monthly basis, in advance, commencing 30 days from the Commencement Date ("Rent Commencement Date") and on the first day of each month thereafter during the Sublease Term. If the Sublease Term begins or ends on a day other than the first or last day of the month, the Monthly Base Rent for any partial month shall be prorated on a per diem basis. The first full monthly installment of Monthly Base Rent in the amount of $1,576.67 shall be due and payable by Sublessee upon the execution of this Sublease.

7.2 Adjustment of Base Rental. Commencing 12 months from the Commencement Date of this Lease, Sublessee shall pay to Sublessor its pro rata share of Operating Expenses, as calculated in accordance with Article 4 of the Master Lease, except that Section 1(I) of the Master Lease is hereby amended to read, "The aggregate of Operating Expenses incurred in connection with the Building during calendar year 2003" anal the year referenced in Section 4(a) shall be changed to read "2004."

7.3 Electricity and Phone Services;

a. Electricity: Sublessee shall at all times comply with Lessor's rules and regulations applicable to the service, equipment, wiring and requirements of the electricity in the Building. Sublessee covenants and agrees at all times that its use of electricity will not exceed the capacity of the existing feeders to the Building or the risers or wiring installations therein (the existing feeders, risers and wiring installations servicing the Sublet Space are hereinafter referred to as the


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"Electrical System"). Sublessee shall not use any electrical equipment, which, in Sublessor's sole judgement will overload any component of the Electrical System. Sublessee shall not make any installations, alterations, additions or changes to the Electrical System without Sublessor's prior written consent in each such instance. Sublessor agrees that it shall not unreasonably withhold or delay its consent if Lessor has approved o(pound) such installations, alterations, additions or changes to Electrical System.

b. Telephone Service: Sublessee shall pay all telephone charges for the Sublet Space during the Sublease Term directly to the telephone company providing same to Sublessee.

7.3 Interest on Late Payments. If all or any portion of the Monthly Base Rent or any other sums due to Sublessor under this Sublease shall not be paid when due, such unpaid Monthly Base Rent or any other amount due to Sublessor under this Sublease shall bear interest, from the date on which such sum was originally due until the date when paid, at a rate equal to the applicable rate pursuant to the terms of the Master Lease.

8.    USE OF SUBLET SPACE

The Sublet Space shall be used and occupied by Sublessee only for the uses set forth in Section I (h) of the Master Lease.

9.    ASSIGNMENT AND SUBLETTING

Sublessee shall not assign this Sublease or further sublet all or any part of the Sublet Space without the prior written consent of Sublessor and Lessor.

10.   CONDITION OF SPACE ON DELIVERY AND ALTERATION OF SUBLET SPACE

Sublessee acknowledges that it is accepting the Sublet Space in "as is" condition and Sublessor has no obligation to make improvements or alterations thereto except as expressly provided in this Article 10. Sublessee shall, at its own, expense, paint, repair blinds, install shelving and repair minor damages to the Sublet Space. Provided that Sublessee is not in default hereunder beyond applicable grace and cure periods, Sublessee shall receive a credit of the first month of Monthly Base Rent hereunder in the amount of $1,576.67 toward such repairs and alterations performed by Sublessee. Sublessee shall be solely responsible for any costs in excess of $1,576.67 to complete such repairs and alterations.

Sublessee shall not make any alterations to the Sublet Space without the prior written consent of Sublessor and Lessor. Sublessor shall not withhold its consent if Lessor consents to such alterations. As of the Expiration Date, Sublessee shall be responsible for removing, at its sole cost and expense, any alterations done by Sublessee.

11.   OTHER, PROVISIONS OF MASTER LEASE

a. Incorporation by reference: Except as otherwise provided herein to the contrary, all terms and


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conditions of the Master Lease are incorporated into and made a part of this
Sublease, as between Sublessor and Sublessee only, as if Sublessor were the Lessor thereunder, Sublessee the tenant thereunder, and the Sublet Space were the Sublet Space leased by the Sublessor.

The following provisions of the Master Lease are not incorporated herein and Sublessee shall have no rights or obligations pursuant thereto: Definitions:
Sections 1(a) ("Landlord"), 1(b) ("Tenant"), 1(e) ("Base Rental"), 1(f) ("Prepaid Rental"), 1(g) ("Security Deposit"), 1(j) ("Leasing Agent"), 1(l) ("Submission Dates', 1(m) ("Allowance"), first sentence of Article 7 (Installation of Improvements: ADA Compliance), Article 8 (Completion of Improvements acid Commencement of Rent), Article 9 (Limited Right to Calculate Rentable Space; Subsequent Liquidation), Article 21 (Assignment and Subletting), last sentence of Article 22 (Holding Over), Article 36 (Consents), Article 38 (Brokerage), Article 46 (Effective Date), Exhibit h (Leasehold Improvements Agreement), Exhibit F (Tenant's Option to Renew), and Schedule 1 (Tenant Improvements - Building Standard) all of which are either covered by Sections of this Sublease or have no application to the Sublessee.

b. Additional Amendments to Master Lease Provisions.

i. References. All references to "Landlord" or "Owner" in the Master Lease shall be deemed to be references to Sublessor and Lessor unless otherwise indicated. The reference to Landlord or Owner, as the case may be, in the following sections shall refer solely to Lessor under the Master Lease: Section 1(n) ("Rentable Axes"), second sentence and subsection (b) of Article 2 (Lease of Premises, Parking Privileges), subsections (a) through (e) of Article 3 (Services by Landlord), second sentence of Article 7 (Installation of
Improvements: ADA Compliance), last sentence of Article 10 (Repairs and Reentry), Article 11 (Alterations and Additions by Tenant), Article 18 (Fire and Casualty), Article 19 (Condemnation), Article 20 (Relocation of Premises),
Article 32 (Building Name), Article 33 (Subordination).

ii. Abatements. Sublessee shall not be entitled to any abatements of Monthly Base Rent or any additional rent unless Sublessor is entitled to such abatements pursuant to the terms of the Master Lease and actually receives such abatement from Lessor.

iii. Services. Notwithstanding the incorporation of any provisions of the Master Lease addressing services or repairs, Sublessor shall not have any liability to Sublessee for any failure to provide any service or perform any obligation, which is the responsibility of Lessor under the Master Lease. Sublessor's only responsibility shall be to use commercially reasonable efforts to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee.

iv. Fire and Casualty and Condemnation. Notwithstanding the incorporation of Articles 18 and 19 of the Master Lease, to the extent the Master Lease gives Lessor any right to terminate the Master Lease in the event of the partial or total damage or destruction or condemnation of the Sublet Space or the Building of which the Sublet Space is a part, this Sublease shall terminate contemporaneously with, the Master Lease without any liability of Sublessor as a result thereof. Sublessor shall give to Sublessee notice of Lessor's exercise of any such right within ten (10) days after Sublessor receives any such notice from Lessor.


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v. Insurance. Sublessee shall, as to the Sublet Space, procure and maintain policies of insurance covering liability and physical damage with respect to the Sublet Space, as are required. of Sublessor under Article 17 of the Master Lease, insuring Lessor and in addition to Sublessor. Sublessee shall provide with satisfactory evidence of such insurance prior to the Commencement Date oaf this Sublease.

With respect to those provisions of the Master Lease not eliminated from incorporation herein by reference or amended herein: (i) Sublessee assumes and agrees to perform the obligations of Lessee under such provisions of the Master Lease to the extent that such obligations are applicable to the Sublet Space during the Sublease Term and (ii) Sublessor assumes and agrees to perform the obligations of Lessor under such provisions of the Master Lease to the extent that such obligations are applicable to the Sublet Space during the Sublease Term. Neither Sublessor nor Sublessee shall commit or suffer any act or omission that will violate any of the provisions of the Master Lease or the Sublease. If the Master Lease or Sublease terminates as a result of a default or breach of Sublessor or Sublessee under thus Sublease and/or Master Lease, then the defaulting party shall be liable to the non defaulting party for the direct damage suffered as a result of the such termination. This liability shall survive termination of this Sublease.

12. BROKER PARTICIPATION

Sublessor and Sublessee warrant and represent that they have dealt with no real estate brokers in connection with, this Sublease other than NAI Stoneleigh Huff Brous McDowell and Transwestern Commercial Services and NAI Friedland Realty Incorporation (the "Brokers") and that Sublessor agrees to pay the Brokers pursuant to a separate written agreement and that no broker other than the Brokers axe entitled to any commission on account of this Sublease. Each party shall hold the other party harmless from and against any and all costs (including reasonable attorney's fees), expense or liability for any compensation, commissions and charges claimed by any other broker through contacts the indemnifying party had with respect to this Sublease.

13.  NOTICES /TIME PERIODS

All notices and demands which may or are to be required to be given to either party by the other hereunder shall be in writing. All notices and demands by the Sublessor to the Sublessee shall be sent by United States Mail, certified or registered mail, postage prepaid, or by private delivery service addressed to the Premises, Attention: Ed Kraus, President, or to such other person or place as the Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Subleases to Sublessor shall be sent by United States Mail, certified or registered mail, postage prepaid, or by private delivery service addressed to: Thomson Legal & Regulatory Inc., 610 Opperman Drive, Eagan, MN 55123, Attention,: Vice President, U.S. Real Estate, with a copy to The Thomson Corporation, One Station Place, Stamford Connecticut 06902,
Attention: Real Estate Counsel, or to such other person or place as the Sublessor may from lime to time designate in a notice to the Sublessee. All notices shall be effective on receipt or refusal of delivery. The time limits provided in the Master Lease for the Sublessor to give notices, make demands, perform any act, condition or covenant, or exercise any right, remedy or option, except in the case of payment of Monthly Base Rent or any additional rent, which shall be within the


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time periods prescribed herein, are changed for the purposes of the incorporation of the Master Lease in this Sublease by the shortening the same by ten (10) days in each instance, unless such time limit is ten (10) days or less, in which event it shall be shortened by five (5) days (but in no event less than twenty-four (24) hours), so that notices may be given, demands made, any act, condition or covenant performed, or any right, remedy or option hereunder exercised within the time limit relating thereto contained in the Master Lease. Each parry shall, no later than five (5) business days after receipt thereof, give the other party a copy of any ' notice, demand or. other communication received from Lessor.

14.  QUIET ENJOYMENT

Subject to the provisions of this Sublease, Sublessor covenants that so long as Sublessee is not in default in the performance of its covenants and agreements under this Sublease beyond any applicable cure period, Sublessee's quiet and peaceable enjoyment of the Sublet Space shall not be disturbed or interfered with by Sublessor or any person claiming by, though or under Sublessor. Sublessor hither covenants that Sublessor shall not terminate the Sublease or amend the Sublease so as to adversely affect the rights of Sublessee under this Sublease without the prior written consent of Sublessee.

15.  CONSENT BY LESSOR

This Sublease shall be: of no force or effect unless consented to by Lessor by execution and delivery of a consent document after the execution hereof. In the event this Sublease is nullified pursuant to the terns of this Section 15, any monies paid by Sublessee to Sublessor shall be promptly refunded, the parties hereto shall bear their respective costs in connection with this Sublease and shall .have no further liability hereunder. Sublessor, at its expense, hereby agrees to pursue the required Lessor consent pursuant to the Master Lease as promptly as reasonably possible after the mutual, execution of this Sublease. In the event Lessor consent to this Sublease is not obtained fur any reason whatsoever within 45 days following the mutual execution of this Sublease, either party may give the other party hereto written notice that this Sublease shall be deemed null and void and of no effect, provided, however, before this Sublease can be deemed null and void and of no effect, Sublessor shall promptly refund all sums paid by Sublessee hereunder.

16.   ENTIRE AGREEMENT

There are no oral, agreements between Sublessor and Sublessee affecting this Sublease, and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any between Sublessor and Sublessee or displayed by Sublessor to Sublessee with respect to the subject matter of this Sublease, except to the extent the Master Lease is incorporated herein by reference. This Sublease may not be amended except in writing signed by both parties authorized officers. This Sublease may be executed in counterparts and shall be deemed fully executed and delivered when a counterpart executed by each patty has been delivered to the other.



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17.  LIABILITY OF THE PARTIES

Notwithstanding any other provision contained herein to the contrary, a party shall look only to the assets of the other party for the satisfaction of any liability of such other party under this Sublease, it being expressly understood and agreed that any partner, officer, director, employee or agent of a party, as an individual, shall not be held personally liable for such obligations and the claiming party shall not pursue any satisfaction of any judgment against the other party against the assets of such other party's partners, officers, directors, employees or agents. Sublessor's liability hereunder, if any, shall be limited to direct damages.

18.  INDEMNITY

Effective from the Commencement Date, Sublessee shall assume the risk of responsibility for, have the obligation to insure against, and indemnity Sublessor and hold it harmless from any and all liability for any loss or damage or injury to any person (including death resulting therefrom) or property occurring within the Sublet Space, regardless of cause, except to the extent any loss or damage is caused by the negligence (whether by acts or omissions) or willful misconduct of Sublessor, its employees and agents, and from and against any and all losses, costs, damages, expenses and liabilities, including without limitation, reasonable attorney fees, court costs and disbursements, to the extent incurred by Sublessor by reason of the breach or default under this Sublease or the Master Lease by Sublessee or its officers, directors, agents, employees, contractors, licensees, sublessees (except for Sublessee), assigns or invitees which results in the termination of the Master Lease. Sublessee hereby releases Sublessor from any and all liability for same. Sublessee's Obligation to indemnify Sublessor hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorney's fees incurred by Sublessor in connection therewith. The indemnity provisions in the Sublease shall survive termination of this Sublease.

Sublessor shall notify Sublessee in writing of any loss, cost, damage, expense or liability for which Sublessor is seeking indemnification hereunder within, a reasonable time period following the event giving rise to the indemnification; however, failure to provide timely notification shall not limit Sublessee's indemnification obligations hereunder unless such delay materially impairs Sublessor's right of recovery with respect to such loss, cost, damage, expense or liability.

19.  SECURITY DEPOSIT

Upon its execution of this Sublease, Sublessee shall deposit with Sublessor, a cash security deposit (the "Security Deposit") in the amount of One Thousand Five Hundred Seventy Six and 67/100 Dollars ($1,576.67), which Sublessor may draw upon to cure any default under this Sublease continuing beyond any applicable notice and cure periods or to compensate Sublessor for any damage Sublessor incurs as a result of Sublessee's failure to perform any of its obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease beyond any applicable notice and cure periods, Sublessor may use, apply, or retain all or any portion of the Security Deposit for the payment of any rent or


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other charge in default or for the payment of any sum to which Sublessor may become obligated by reason of Sublessee's default, ox to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor draws on the Security Deposit, within ten (10) days of such draw, Sublessee shall replenish the Security Deposit so that the amount available to Sublessor from the Security Deposit provided hereunder is the amount specified above. Sublessee's failure to replenish the Security Deposit as required hereunder within the tune specified herein shall constitute an Event of Default under this Sublease and shall entitle Sublessor to draw the full amount of the Security Deposit then in effect, in addition to any other rights at law, in equity or pursuant to the Master Lease.

Provided there is no uncured default on the Expiration Date, any balance of the Security Deposit not used, applied or retained by Sublessor as above provided, shall be returned to Sublessee within fifteen days after the Sublease Expiration Date and after delivery of possession of the entire Demised Premises to Sublessor in accordance with the terms of this Sublease. Any interest that accrues on the Security Deposit shall belong to Sublessor.

Sublessee covenants that it will not assign or encumber, or attempt to assign or encumber, the Security Deposit and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against the Sublessee, its successors or assigns, the Security Deposit shall be deemed to be applied to the payment of the Sublease Rent and additional rent due Sublessor for periods prior to the institution of such proceedings and the balance, if any, may be retained by Sublessor in partial satisfaction of Sublessor's damages.

20.   TERMINATION OF MASTER LEASE.

In the event of the termination of the Master Lease prior to the Expiration hate for any reason whatsoever, this Sublease shall simultaneously terminate without any liability of Sublessor to Sublessee, except if such termination is due to Sublessor's failure to perform any of its obligations under this Sublease or the Master Lease. Sublessor covenants that Sublessor shall not voluntarily terminate the Master Lease prior to the Expiration Date, or consent to any modification, amendment or supplement to the Master Lease which will materially diminish Sublessee's rights or increase Sublessee's obligations under this Sublease, without Sublessee's prior written consent.

21.  CAPTIONS

The captions, headings and titles, if any, in this Sublease arc solely for convenience of reference and shall not affect its interpretation.

22.  SUCCESSORS AND ASSIGNS.

Subject to the limitations set forth in Section 9 hereof arid Article 21 of the Master Lease, the provisions of this Sublease shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and assigns.


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IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the date first written above.

THE DIALOG CORPORATION

By
Name:
Title:

MORRIS MEDICAL, INC.

By
Name:
Title: